                                                                     EXHIBIT 4.3


                                ANTIGENICS L.L.C.

                             SUBSCRIPTION AGREEMENT



Antigenics L.L.C.
630 Fifth Avenue
Suite 2170
New York, New York  10111

Ladies and Gentlemen:

     1. SUBSCRIPTION FOR UNITS. The undersigned, intending to be legally bound, hereby irrevocably applies to purchase from Antigenics L.L.C., a limited liability company organized under the Delaware Limited Liability Company Act (the "LLC"), the number of Units (as defined below) indicated on the signature page hereof and to be admitted into the LLC as a member as and to the extent provided herein and in the Private Placement Memorandum dated August __, 1999 (which Private Placement Memorandum, including all amendments thereof and supplements and exhibits thereto, is herein referred to as the "Memorandum"). Each Unit shall represent a percentage equity interest in the LLC determined according to the following formula:

                                        $2,401.86
                   Percentage  =   ---------------------
                                    $250,000,000 + A

where "A" equals the aggregate gross proceeds to the LLC in the offering contemplated by the Memorandum assuming no exercise of any of the Warrants (as defined below).

This subscription is submitted to the LLC in accordance with and subject to the terms and conditions described in this Subscription Agreement and the form of Amended and Restated Limited Liability Company Agreement, dated as of September 10, 1998, as amended by the Amendment Agreement, dated as of December 22, 1998 (the "LLC Agreement"), attached as Exhibits A-1 and A-2 hereto. Notwithstanding any other provision of the LLC Agreement, if all or substantially all the assets of the LLC or the outstanding equity interests in the LLC shall be transferred (by sale, merger or otherwise) to a successor corporation (the "Successor Corporation") in exchange for securities of such Successor Corporation and such exchange is made to facilitate a Proposed Registration (as described in Section
7) of the same or any other class of securities of the Successor Corporation, the undersigned agrees that it will be entitled to receive in such exchange, as full payment for its Units, a percentage of each class of securities issued by the Successor Corporation in such exchange equal to the percentage derived by dividing the total number of Units owned by the undersigned at the time of such exchange by the total outstanding Units of the LLC at such time. THE SIGNATURE OF THE UNDERSIGNED HERETO CONSTITUTES AUTHORIZATION OF THE EXECUTION ON BEHALF OF THE UNDERSIGNED OF THE LLC AGREEMENT OR AN AMENDMENT THERETO FOR THE PURPOSE OF ADMITTING THE UNDERSIGNED AS A MEMBER OF THE LLC. See Section 4 below.

     2. WARRANTS. In connection with the purchase of any Units subscribed for in Section 1 (the "Initial Units"), the LLC will issue to the undersigned a warrant (a "Warrant") exercisable for a number of additional Units equal to 5% of the number of Initial Units, rounded down to the nearest whole number. The Warrant shall entitle the undersigned to purchase Units at any time until September 30, 2002, shall have a per Unit exercise price of $2,401.86, and shall be in substantially the form of Exhibit B hereto.

     3. AMOUNT AND METHOD OF PAYMENT. The undersigned encloses herewith a check made payable to "Antigenics L.L.C.", or contemporaneously with the undersigned's delivery of this Subscription Agreement, is paying by wire transfer to the account of Antigenics L.L.C., the consideration (the "Purchase Price") required to purchase the Units subscribed for hereunder, in the amount of $2,401.86 for each Unit subscribed for, which represents payment in full for the subscription. The minimum purchase is 416 Units; provided, however, the LLC may decide, in its discretion, to accept subscriptions for less than 416 Units or to limit any subscription to 4,163 Units.

     4. ADMISSION TO LLC; POWER OF ATTORNEY. An investor, whose subscription agreement is accepted by the LLC and whose payment of the purchase price for the Units to be purchased by the undersigned is received by the LLC, will become a party to the LLC Agreement at such time as the investor's admission to the LLC is reflected in the books and records of the LLC (the "LLC Closing"). The undersigned has received and read a copy of the form of Amended and Restated Limited Liability Company Agreement and the Amendment Agreement thereto attached as Exhibits A-1 and A-2 hereto and accepts and agrees to be bound by all of the terms thereof and to perform all obligations therein imposed upon an investor with respect to the equity interest included in each Unit purchased, and any equity interest acquired upon exercise of a Warrant.

          If the subscription is rejected as provided in Section 5 hereof, the undersigned's subscription shall be void and all funds received from the undersigned, together with any interest earned thereon, shall be promptly returned to the undersigned.

          The undersigned, by the execution and delivery of this Subscription Agreement, hereby irrevocably constitutes and appoints each of the Chairman of the Board of Managers and Chief Executive Officer and the Vice Chairman of the Board of Managers of the LLC with full power of substitution, as the true and lawful agent and attorney-in-fact for the undersigned and authorizes and empowers such attorney, in the name, place, and stead of the undersigned, to make, execute, deliver, acknowledge, swear to, file and record in all necessary or appropriate places the LLC Agreement and such other documents and instruments (including, without limitation, the LLC Agreement and amendments and restatements of the LLC Agreement in accordance with the terms of the LLC Agreement), and to take such other actions as may be necessary or appropriate to carry out the LLC Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability, incapacity, insolvency or bankruptcy of the undersigned or the transfer of the equity interest of the undersigned until such time as the transferee shall have been admitted to the Limited Liability Company as a member or the transfer of any portion of the equity interest.

     5.   ACCEPTANCE OF SUBSCRIPTION.

          (a) The undersigned understands and agrees that the LLC, in its sole discretion, reserves the right to accept or reject this and any other subscription for Units in whole or in part at any time prior to the sale of such Units, notwithstanding prior receipt by the undersigned of notice of acceptance.

          (b) In the event that this subscription is rejected in whole or in part, or if the sale of the Units is not consummated for any reason (in which event this subscription shall be deemed to be rejected), the LLC shall promptly cause the return of the Purchase Price to the undersigned, and this Subscription Agreement shall thereafter have no force or effect to that extent.

     6. REPRESENTATIONS AND WARRANTIES. The undersigned hereby acknowledges, represents, warrants to, and agrees with the LLC as follows:

          (a) The undersigned understands that the offering and sale of the Units and Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder and, in accordance therewith and in furtherance thereof, the undersigned represents and warrants to and agrees with the LLC as follows:

               (i) The undersigned has received the Memorandum and the LLC Agreement, has carefully reviewed each and understands the information contained therein and information otherwise provided to the undersigned in writing by the LLC relating to this investment and has had the opportunity to show to, and discuss with, the undersigned's attorney, accountant and financial advisor, all such information;

               (ii) The undersigned understands that all other documents, records, and books pertaining to this investment have been made available for inspection by the undersigned, the undersigned's attorney, the undersigned's accountant and the undersigned's financial advisor;

               (iii) The undersigned and/or the undersigned's advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the LLC concerning the offering of the Units and, as the undersigned has deemed necessary, to verify the information contained in the Memorandum and all such questions have been answered and all such information has been provided to the full satisfaction of the undersigned;

               (iv) No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned's advisor(s) in connection with the offering of the Units which were in any way inconsistent with or in addition to the information stated in the Memorandum;

               (v) The undersigned is not subscribing for a Unit as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally;

               (vi) If the undersigned is a natural person, the undersigned has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the LLC for an indefinite period of time, has no need for liquidity in such investment, and could afford a complete loss of such investment;

               (vii) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the offering of the Units in order to evaluate the merits and risks of an investment in the LLC and to make an informed investment decision with respect thereto and, therefore, he is not relying upon the advice of a purchaser representative in making a final investment decision to purchase Units;

               (viii) The undersigned is not relying on the LLC with respect to the tax and other economic considerations of the undersigned relating to this investment. In regard to such considerations, the investor has relied on the advice of, or has consulted with, only the undersigned's own professional advisors who are unaffiliated with and who are not directly or indirectly compensated by the LLC or any affiliate;

               (ix) The undersigned understands that the undersigned may be subject to taxes with respect to allocations of income and distributions with respect to the undersigned's equity interest in the LLC and that pursuant to the provisions of the LLC Agreement, among other things, the LLC shall be entitled to deduct, to withhold, and/or to pay any and all taxes and withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto. (See Section 8.6 of the LLC Agreement). It shall be the policy of the LLC to consider the tax liabilities of equity interest holders with respect to allocations of income to their equity interests in connection with the LLC's determinations from time to time regarding whether to make any distributions to equity interest holders and the extent thereof. The undersigned further understands that no assurance can be made that any such distributions will be made, or that, if made, will be in amounts sufficient to enable equity interest holders to pay all such taxes;

               (x) The undersigned is acquiring the Units and Warrants solely for the undersigned's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such equity interest;

               (xi) The undersigned will not sell or otherwise transfer the Units or Warrants without registration under the Securities Act or an exemption therefrom or if such sale or transfer would violate any provision of the LLC Agreement, and fully understands and agrees that the undersigned must bear the economic risk of the undersigned's purchase for an indefinite period of time because, among other reasons, neither the Units nor the Warrants have been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available. Except as otherwise set forth herein, the undersigned further understands that the LLC is not under any obligation to register the Units or Warrants on the undersigned's behalf or to assist the undersigned in complying with any exemption from registration; and

               (xii) The undersigned understands that sales or transfers of the Units are further restricted by the provisions of the LLC Agreement and that sales or transfers of securities are restricted under the Securities Act and under certain state securities laws.

          (b) The undersigned recognizes that an investment in the LLC involves a high degree of risk. Among other considerations in this regard,

               (i) no Federal or state agency has passed upon the Units or the Warrants or made any finding or determination as to the fairness of this investment;

               (ii) there is no established market for the Units or the Warrants; and it is unlikely that a public market for such securities will develop.

          (c) If the undersigned is a corporation, partnership, trust, or other entity, it is authorized and qualified to become a member in, and make its capital contributions to, the LLC, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

          (d) If the undersigned is purchasing the Units subscribed for hereby in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such equity interest is being purchased.

          (e) If the undersigned is a natural person, the undersigned is an "accredited investor" within the meaning of Rule 501 under the Securities Act because the undersigned (i) had individual income in excess of $200,000 in each of the last two calendar years and the undersigned reasonably expects to have individual income in excess of $200,000 in the current calendar year; and/or
(ii) the undersigned had joint income with the spouse of the undersigned in excess of $300,000 in each of the last two calendar years and the undersigned reasonably expects to have joint income in excess of $300,000 in the current calendar year; and/or (iii) the undersigned has an individual net worth, or the spouse of the undersigned and the undersigned have a joint net worth, in excess of $1,000,000. If the undersigned is an entity, the undersigned is an "accredited investor" within the meaning of Rule 501 under the Securities Act because (i) the undersigned was not formed for the specific purpose of acquiring the securities offered and has total assets in excess of $5,000,000, or (ii) all of the equity owners of the undersigned are "accredited investors" pursuant to the preceding clause (i) and/or the preceding sentence.

          (f) All information which the undersigned has heretofore furnished and furnishes herewith to the LLC, including, without limitation, the certification as to the undersigned's status as an "accredited investor" within the meaning of Rule 501 under the

Securities Act and applicable state securities laws, and any other information with respect to the undersigned's financial position and business experience set forth herein, and any representations contained herein, is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to the undersigned's admission to the LLC as a member, the undersigned will immediately furnish such revised or corrected information to the LLC.

          (g) Within five days after receipt of a request from the LLC, the undersigned hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the LLC is subject.

          (h) The foregoing representations, warranties, and agreements, together with all other representations and warranties made or given by the undersigned to the LLC in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the undersigned's admission to the LLC as a member as if made on and as of such date and shall survive such date.

     7.   PIGGYBACK REGISTRATION RIGHTS.

          (a) If prior to the second anniversary of the LLC Closing, the LLC or its successor (the "Company") proposes to register under the Securities Act (a "Proposed Registration") the LLC equity interests or shares of common stock or other securities into which such equity interests have been exchanged in a reorganization (the "Securities") in connection with the initial public offering of such Securities (other than a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give the undersigned written notice of such Proposed Registration. The undersigned shall have ten (10) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Securities purchased pursuant to this Subscription Agreement or acquired upon exercise of Warrants purchased pursuant to this Subscription Agreement (including any Securities received in a reorganization) that the undersigned intends to sell (the "Registrable Securities") and the undersigned's intended method of distribution. Upon receipt of such request, the Company shall use reasonable commercial efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of the undersigned; provided, however, that the Company shall have the right, prior to the date the applicable registration statement becomes effective, to postpone or withdraw any Proposed Registration without obligation to the undersigned. If the Proposed Registration involves an underwriting, the Company shall not be required to include any Registrable Securities in the underwritten portion of the offering.

          (b) In connection with the registration of Registrable Securities pursuant to this Agreement, the Company shall:

               (i) subject to subsection (iv), keep a registration statement covering Registrable Securities effective until the earliest of (A) one year after the effective date thereof, (B) the sale of all Registrable Securities covered by the registration statement, or (C) the date on which all the remaining Registrable Securities can be immediately sold to the public without registration;

               (ii) prepare and file with the Commission such amendments and supplements to a registration statement covering Registrable Securities and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder to maintain the effectiveness of the registration statement;

               (iii) furnish to the undersigned such number of copies of the prospectus included in a registration statement covering Registrable Securities as the undersigned may reasonably request in order to facilitate the disposition of the undersigned's Registrable Securities;

               (iv) notify the undersigned promptly upon the occurrence of any event or circumstance that, in the reasonable judgment of the Company, makes it necessary or appropriate to amend or supplement the prospectus included in a registration statement covering Registrable Securities, and promptly prepare, file and furnish to the undersigned a reasonable number of copies of such a supplemented or amended prospectus; provided, however, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Company determines that such supplement or amendment could (i) interfere with or adversely affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's equityholders at such time; provided, further, that (x) the Company will give notice of any such delay prior to such delay, (y) such delay shall not extend for a period of more than sixty (60) days without the written consent of the undersigned and (z) the Company may utilize such delay no more than twice in any period of 365 consecutive days; and

               (v) use reasonable commercial efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a registration statement covering Registrable Securities and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the undersigned of the issuance of such order and the resolution thereof.

          (c) In connection with any registration of the Registrable Securities, the undersigned shall:

               (i) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof; and

               (ii) upon receipt of any notice from the Company of the issuance of a stop order or a notice under Section 6(b)(iv), immediately discontinue disposition of Registrable Securities pursuant to the applicable registration statement until withdrawal of the stop order or receipt of the amended or supplemented prospectus, as the case may be.

          (d) With a view to making available to the undersigned the benefits of Rule 144 under the Securities Act ("Rule 144"), the Company agrees that after it becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and until the second anniversary of the purchase of the Units, it shall make available adequate public information, as that term is defined in Rule 144.

          (e) Expenses incurred by the Company in connection with the registration of Registrable Securities, including registration fees, printer costs, accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company. The Company shall not be responsible for underwriting discounts and commissions payable with respect to Registrable Securities or fees and expenses for attorneys or other advisors to the undersigned.

     8. INDEMNIFICATION. The undersigned agrees to indemnify and hold harmless the LLC and its officers, directors, and Affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, and expenses whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or breaches of warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

     9. ADDITIONAL INFORMATION. The undersigned hereby acknowledges and agrees that the LLC may make or cause to be made such further inquiry and obtain such additional information as they may deem appropriate, with regard to the suitability of the undersigned.

     10. IRREVOCABILITY; BINDING EFFECT. The undersigned hereby acknowledges and agrees that the subscription hereunder is irrevocable, that the undersigned is not entitled to cancel, terminate, or revoke this Subscription Agreement or any agreements of the undersigned thereunder, and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

     11. MODIFICATION. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

     12. NOTICES. Any notice, demand, or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the LLC, or (b) delivered personally at such address.

     13. COUNTERPARTS. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     14. ENTIRE AGREEMENT. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

     15. SEVERABILITY. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

     16. ASSIGNABILITY. This Subscription Agreement is not transferable or assignable by the undersigned.

     17. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to residents of that State executing contracts wholly to be performed in that State.

     18. CHOICE OF JURISDICTION. The parties agree that any action or proceeding arising, directly, indirectly, or otherwise, in connection with, out of, or from this Subscription Agreement, any breach hereof or any transaction covered hereby shall be resolved within the County, City, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the United States federal and state courts located within the County, City, and State of New York.

     19. TAXPAYER IDENTIFICATION NUMBER. The undersigned verifies under penalties of perjury that the Taxpayer Identification Number or Social Security Number shown below is true, correct, and complete and that the undersigned is not subject to backup withholding either (a) because the undersigned has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends or (b) because the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding.



  ------------------------------------------------------------------------
  Number of Units for                             $___________
  (minimum of _______)
  ------------------------------------------------------------------------
  Aggregate Purchase Price                        $___________
  ------------------------------------------------------------------------


  Names in which the Units are to be registered:

  ----------------------------------------------------

  Federal Taxpayer I.D. or Social Security Number (applicable only to U.S. subscribers):

  ----------------------------------------------------

         IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be executed this ___ day of ____________, 1999.





Individuals:                        ____________________________________________

                                    Print name: ________________________________



                                    Print name of joint owner, if any below:

                                    ____________________________________________

                                    Print address: _____________________________



Corporation or other entity:        Print name of corporation or other entity

                                    By:_________________________________________

Authorized Signatory

                                    Print name: ________________________________

                                    Print address:______________________________

                   THIS PAGE NOT TO BE COMPLETED BY SUBSCRIBER





                             RECEIPT AND ACCEPTANCE





              SUBSCRIPTION ACCEPTED ON _____________________, 1999



                                  ANTIGENICS L.L.C.



                                  By:______________________________________
                                     Garo H. Armen,
                                     Chairman of the Board of Managers and
                                     Chief Executive Officer

                       AMENDMENT TO SUBSCRIPTION AGREEMENT


          THIS AMENDMENT (the "Amendment") to the Subscription Agreement related to the Private Placement Memorandum dated August 31, 1999 (the "Subscription Agreement") between Antigenics L.L.C., a limited liability company organized under the Delaware Limited Liability Company Act (the "Company") and the undersigned, is hereby entered into by the Company and the undersigned.

          In consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned hereby amend the Subscription Agreement as follows:

1. All capitalized terms set forth herein shall have the same meaning as set forth in the Subscription Agreement.

2. Section 2 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

               "2. Warrants. In connection with the purchase of any Units subscribed for in Section 1 (the "Initial Units"), the LLC will issue to the undersigned a warrant (a "Warrant") exercisable for a number of additional Units equal to 10% of the number of Initial Units, rounded down to the nearest whole number. The Warrant shall entitle the undersigned to purchase Units at any time until September 30, 2002, shall have a per Unit exercise price of $2,401.86, and shall be in substantially the form of Exhibit B hereto."

3. Section 7(a) of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

               "7. Piggyback Registration Rights.

               (a) If prior to the second anniversary of the LLC Closing, the LLC or its successor (the "Company") registers under the Securities Act (a "Proposed Registration") the LLC equity interests or shares of common stock or other securities into which such equity interests have been exchanged in a reorganization (the "Securities") in connection with the initial public offering of such Securities (other than a registration on Form S-4 or any successor form), the Company shall, on the 91st day after the effective date of such registration statement, promptly give the undersigned written notice of such Proposed Registration. The undersigned shall have ten (10) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Securities purchased pursuant to this Subscription Agreement or acquired upon exercise of Warrants purchased pursuant to this Subscription Agreement (including any Securities received in a reorganization) that the undersigned intends to sell (the "Registrable Securities") and the undersigned's intended method of distribution. Upon receipt of such request, the Company shall use reasonable commercial efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities

Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of the undersigned; provided, however, that the Company shall have the right, prior to the date the applicable registration statement becomes effective, to postpone or withdraw any Proposed Registration without obligation to the undersigned."

4. Subject to the amendment set forth herein, the remainder of the Subscription Agreement shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Subscription Agreement to be executed this ___ day of ____________, 1999.





                                     ANTIGENICS L.L.C.



                                     By:_____________________________________

                                        Garo H. Armen,

                                        Chairman of the Board of Managers and
                                        Chief Executive Officer








            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Individuals:                        ____________________________________________

                                    Print name:_________________________________



                                    Print name of joint owner, if any below:

                                    ____________________________________________

                                    Print address:______________________________



Corporation or other entity:        Print name of corporation or other entity

                                    By:_________________________________________

Authorized Signatory

                                    Print name:_________________________________

                                    Print address:______________________________

List of Parties to Subscription Agreement

Blackford Securities
Michael & Pamela Clark
Stephen A. Cohen
Mary & Michael Darling
Delaware Charter Guarantee
Russell S. Reynolds III
Eagle Constellation Fund
Elan Corporation
EM Sterne & DM Moore TTEES
Stephen Feid
Freedale Investments
Frost Nevada
Phillip T. George, M.D.
German American Capital Corp.
H. Leland Getz
Joseph Grano Jr.
Kara Ann Berg Trust
Dr. Ernest Mario
Donald Marron
Mark McInerney
John P. McNiff
Richard Omohundro
James Pinto
Pinto Trust, C.S.
Pinnacle Investments
PNC Bank Delaware
SAC Capital
Stephen Schram
Sigma-Tau Industrie
Farmaceutiche Riunite SpA
Aptafin
Richard Sterne
Carol Swiggett
John Martin Taylor
ThermoElectron
A&A Actien Bank
Dr. Darrick Antell
Michael G. Baldwin
E. Garrett Bewkes Jr.
Blue Star Group
Arthur Castlebaum
Coleman Partnership
Dean C. Colson
Dean C. Colson, IRA
Dominic Corvino
Carmine DeSantis
Ralph A. Daiuto Sr.
Sergio Dompe
Lew Eisenberg
Gibralt Capital Corp
Chris Hart
H.B. Rigs Ltd.
Robert Hoffman
Medison Pharma Ltd.
Medison Tech.
Mark Tzalkovitz
Loren Kramer
Dr. Bernard Lahasky
Andrew J. Lanza
Peter Lawson-Johntson II
Peter Lawson-Johntson
Links LLC
Fredda Levitt
Dr. Ivan Lieberberg
Michael E. Mederrick
William Morrison
John Morse
PaineWebber
Darryl Parmenter
Manny Reiser
SAAD Investment Company Ltd.
John Saraceno
James F. & Virginia Sattler
A. Scurfin-Moratti
N. Lloyd Scurlock
Walter Toombs
Neil & Karen Vaccaro
H. William & Laura Walker
Frank B. White
Joseph E. Wurtz
Strauss Zelnick
Pilar Morales-Arce
E. Gutzwiller & CIE
S. L. Gubel
Interimage
Lloyds
Osa Mayor
Carmen Miranda
Percacer SA
Redwood Investment Ltd.
L. Rispoli
Stanhope S.L.
STH Capital
Olga Subirana
Torreal